Exhibit 99.1
GREENLINE FINANCIAL TECHNOLOGIES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Greenline Financial Technologies, Inc.
     We have audited the accompanying consolidated balance sheet of Greenline Financial Technologies, Inc. and subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Greenline Financial Technologies, Inc. and subsidiaries as of December 31, 2007, and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States.
/s/ Eisner LLP
Eisner LLP
New York, New York
May 13, 2008

GREENLINE FINANCIAL TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$433,012
Accounts receivable, net of allowance for doubtful accounts of $45,357	2,259,733
Prepaid expenses and other current assets	514,999

Total current assets	3,207,744
Furniture, equipment and leasehold improvements, net of accumulated depreciation and amortization	759,407
Software development costs, net of accumulated amortization	10,070
Assets of business to be distributed	1,105,313

Total assets	$5,082,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued employee compensation	$244,561
Deferred revenue	735,470
Accounts payable, accrued expenses, and other liabilities	514,495
Deferred income tax liabilities, net	22,020

Total current liabilities	1,516,546

Commitments and contingencies (Note 10)

Stockholders’ equity:
Common stock voting, no par value, 9,500,000 shares authorized, 2,730,209 shares issued and outstanding
Common stock non-voting, no par value, 1,000,000 authorized, 776,934 shares issued and outstanding
Additional paid-in capital	3,024,393
Retained earnings	541,595

Total stockholders’ equity	3,565,988

Total liabilities and stockholders’ equity	$5,082,534

The accompanying notes are an integral part of these consolidated financial statements.

GREENLINE FINANCIAL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

Revenues:
License fees	$3,770,755
Support and maintenance fees	863,554
Consulting fees	1,212,638

Total revenues	5,846,947

Expenses:
Employee compensation and benefits	2,276,412
Depreciation and amortization	225,911
Technology and communications	168,985
Professional and consulting fees	891,033
Occupancy	141,502
Marketing and advertising	137,958
General and administrative	369,134

Total expenses	4,210,935

Operating income	1,636,012
Interest income	107,605

Income from continuing operations before provision for income taxes	1,743,617
Provision for income taxes	(711,290)

Net income from continuing operations	1,032,327
Loss from business to be distributed, net of benefit for income taxes of $963,360	(1,460,492)

Net loss	$(428,165)

The accompanying notes are an integral part of these consolidated financial statements.

GREENLINE FINANCIAL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2007

	Number of Shares		Additional		Total
		Non-	Paid-In	Retained	Stockholders’
	Voting	Voting	Capital	Earnings	Equity
Balance at December 31, 2006	2,958,726	131,750	$826,459	$969,760	$1,796,219
Issuance of common stock	243,056	173,611	2,000,002	—	2,000,002
Conversion from voting to non-voting common stock	(471,573)	471,573	—	—	—
Stock-based compensation	—	—	197,932	—	197,932
Net loss	—	—	—	(428,165)	(428,165)

Balance at December 31, 2007	2,730,209	776,934	$3,024,393	$541,595	$3,565,988

The accompanying notes are an integral part of these consolidated financial statements.

GREENLINE FINANCIAL TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2007

Cash flows from operating activities
Net loss	$(428,165)
Net loss from business to be distributed	1,460,492

Net income from continuing operations	1,032,327
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation and amortization	225,911
Stock-based compensation expense	118,929
Deferred taxes	711,290
Provision for bad debts	36,112
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1,502,949)
(Increase) in prepaid expenses and other assets	(483,018)
Increase in accrued employee compensation	126,221
Increase in deferred revenue	470,735
Increase in accounts payable, accrued expenses and other liabilities	314,107

Net cash provided by operating activities of continuing operations	1,049,665
Net cash (used in) operating activities of business to be distributed	(1,894,779)

Net cash (used in) operating activities	(845,114)

Cash flows from investing activities
Purchases of furniture, equipment and leasehold improvements	(369,172)

Net cash (used in) investing activities of continuing operations	(369,172)
Net cash (used in) investing activities of business to be distributed	(713,205)

Net cash (used in) investing activities	(1,082,377)

Cash flows from financing activities
Issuance of common stock	2,000,002
Repayment of line of credit	(100,000)

Net cash provided by financing activities	1,900,002

Cash and cash equivalents
Net (decrease) for the year	(27,489)
Beginning of year	460,501

End of year	$433,012

Supplemental cash flow information:
Cash paid for income taxes	$459,000
The accompanying notes are an integral part of these consolidated financial statements.

GREENLINE FINANCIAL TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
1. Organization and Principal Business Activity
     Greenline Financial Technologies, Inc. (the “Company”), an Illinois corporation, provides integration, testing and management solutions for Financial Information Exchange (“FIX”)-related products and services designed to optimize electronic trading of fixed-income, equity and other exchange-based products. FIX is the primary industry-driven, trading-related communications protocol and is the de-facto global language for trading of financial instruments. The Company’s products include FIX testing and simulation, certification and monitoring solutions. In addition, the Company has a professional services business which provides clients with custom systems development and integration. The Company has its headquarters and principal office in Chicago, Illinois. In March 2008, all of the outstanding capital stock of the Company was acquired by MarketAxess Holdings Inc. (“MarketAxess”). See Note 12 for further discussion.
2. Significant Accounting Policies
Basis of Presentation
     The consolidated financial statements include the accounts of the Company and its subsidiaries, Greenline Financial Technologies, Ltd., and Viridian, S.A. The subsidiary companies have been established but have yet to conduct operating activities. All intercompany transactions and balances have been eliminated.
Cash and Cash Equivalents
     Cash and cash equivalents include cash maintained at U.S. banks and in money market funds. The Company defines cash equivalents as short-term interest-bearing investments with maturities at the time of purchase of three months or less.
Accounts Receivable
     The Company generally sells directly to end-users with unsecured 30-day payment terms. The Company maintains an allowance for doubtful accounts based on a number of factors including the length of time the amount is past due, the customer’s ability to pay its obligations and historical collection experience. The provision for bad debts was $36,112 for the year ended December 31, 2007.
     For the year ended December 31, 2007, no single customer accounted for more than 10% of total revenues. One customer accounted for approximately 12% of accounts receivable as of December 31, 2007.
Depreciation and Amortization
     Fixed assets are carried at cost less accumulated depreciation. The Company uses the straight-line method of depreciation over lives ranging from three to seven years. Leasehold improvements are stated at cost and amortized using the straight-line method over the lesser of the life of the improvement or the remaining term of the lease.
Software Development Costs
     The Company capitalizes certain costs associated with the development of its software products in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Software Development Costs” (“SFAS 86”). Under SFAS 86, these costs are expensed until the point at which technological feasibility is reached. The Company capitalizes employee compensation and related benefits and third party consulting costs incurred during the pre-production stage. Once the product is ready for its intended use, such costs are amortized on a straight-line basis over three years. The Company reviews the amounts capitalized for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable.
Revenue Recognition
     The Company recognizes revenues from technology software licenses, maintenance and support services (referred to as post-contract technical support or “PCS”) and professional consulting services in accordance with the provisions of the American Institute of Certified Public Accountants’ Statement of Position (“SOP”) 97-2, “Software Revenue Recognition” (“SOP 97-2”) as amended by SOP 98-4, SOP 98-9 and clarified by Staff Accounting Bulletin (“SAB”) 101, SAB No. 104 and Emerging Issues Task Force 00-21. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or

GREENLINE FINANCIAL TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
determinable, and collection is reasonably assured. The Company generally sells licenses and services together as part of multiple-element arrangements. The Company also enters contracts for technology integration consulting services unrelated to any software product. When the Company enters into a multiple-element arrangement, it uses the residual method to allocate the total fee among the elements of the arrangement. Under the residual method, license revenue is recognized upon delivery when vendor-specific objective evidence, or VSOE, of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement. Each license arrangement requires that the Company analyze the individual elements in the transaction and estimate the fair value of each undelivered element, which typically includes PCS and professional services. License revenue consists of license fees charged for the use of the Company’s products under perpetual and, to a lesser extent, hosted term license arrangements. License revenue from a perpetual arrangement is recognized upon delivery while license revenue from a hosted term arrangement is recognized ratably over the duration of the arrangement on a straight-line basis.
     Professional service revenues are generally separately priced, are available from a number of suppliers, and are typically not essential to the functionality of the Company’s software products. Revenues from these services are recognized separately from the license fee if the arrangements qualify as “service transactions” as defined by SOP 97-2. Generally, revenue from time-and-materials consulting contracts are recognized as services are performed.
     PCS includes telephone support, bug fixes, and unspecified rights to product upgrades and enhancements. Such amounts are invoiced to the customer at the beginning of the contract term, recorded as deferred revenue and recognized ratably over the term of the service period, which is generally 12 months. The Company estimates the fair value of the PCS portion of an arrangement based on the price charged for PCS when sold separately. The Company sells PCS separately from any other element when customers renew PCS.
Stock-Based Compensation
     The Company measures and recognizes compensation expense for all share-based payment awards in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) and FASB Staff Position (FAS) 123(R)-4, “Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event” (“FSP 123R-4”). SFAS 123R and FSP 123R-4 address all forms of share-based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R and FSP 123R-4, contingent share-based payment awards will be measured at fair value on the date the contingent event becomes probable of occurring based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements over the remaining vesting period. These costs are recognized as an expense in the Consolidated Statements of Operations with an offsetting increase to additional paid-in capital.
Income Taxes
     Income taxes are accounted for using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”) and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”). Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized against deferred tax assets if it is more likely than not that such assets will not be realized in future years. The Company recognizes interest and penalties related to unrecognized tax benefits in general and administrative expenses.
Use of Estimates
     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recent Accounting Pronouncements
     In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). SFAS 155 is an amendment of SFAS No. 133 and SFAS No. 140. SFAS 155 permits companies to elect, on a deal-by-deal basis, to

GREENLINE FINANCIAL TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
apply a fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 155 did not affect the Company’s Consolidated Financial Statements.
     In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 amends SFAS No. 140. SFAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value. For subsequent measurements, SFAS 156 permits companies to choose between an amortization method or a fair value measurement method for reporting purposes. SFAS 156 is effective as of the beginning of a company’s first fiscal year that begins after September 15, 2006. Adoption of SFAS 156 did not affect the Company’s Consolidated Financial Statements.
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS 157 to have a material impact on its Consolidated Financial Statements.
     In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits companies to elect to measure eligible financial instruments, commitments and certain other arrangements at fair value at specified election dates, with changes in fair value recognized in earnings at each subsequent reporting period. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS 159 to have a material impact on its Consolidated Financial Statements.
     In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations” (“SFAS 141R”). The standard changes the accounting for business combinations, including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition-related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of SFAS 141R on its Consolidated Financial Statements.
     In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not expect SFAS 160 to have a material impact on its Consolidated Financial Statements.
3. Furniture, Equipment and Leasehold Improvements
     Furniture, equipment and leasehold improvements are comprised of the following as of December 31, 2007:

Computer hardware	$598,154
Computer software	546,808
Furniture, fixtures and office equipment	164,155
Leasehold improvements	3,540

1,312,657
Accumulated depreciation and amortization	(553,250)

Furniture, equipment and leasehold improvements, net	$759,407

     During the year ended December 31, 2007 depreciation and amortization expense was $140,379.
4. Software Development Costs
     Software development costs are comprised of the following as of December 31, 2007:

GREENLINE FINANCIAL TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Software development costs	$271,667
Accumulated amortization	(261,597)

Software development costs, net	$10,070

     During the year ended December 31, 2007, no software development costs were capitalized. Non-capitalized software development costs and routine maintenance costs are expensed as incurred and included in employee compensation and benefits and professional and consulting fees in the Consolidated Statement of Operations. During the year ended December 31, 2007, amortization expense was $85,532.
5. Prepaid Expenses and Other Current Assets
     Prepaid expenses and other current assets are comprised of the following as of December 31, 2007:

Prepaid income taxes to be refunded	$373,822
Other current assets	141,177

Prepaid and other current assets	$514,999

6. Accounts Payable, Accrued Expenses and Other Liabilities
     Accounts payable, accrued expenses and other liabilities are comprised of the following as of December 31, 2007:

Accounts payable	$460,266
Accrued expenses and other liabilities	54,229

Accounts payable, accrued expenses and other liabilities	$514,495

7. Income Taxes
     The provision for income taxes from continuing operations for the year ended December 31, 2007 consists of the following:

Current:
Federal	$—
State and local	—

Total current provision	—

Deferred:
Federal	626,372
State and local	84,918

Total deferred expense	711,290

Provision for income taxes	$711,290

     The difference between the Company’s reported provision for income taxes from continuing operations and the amount computed by multiplying pre-tax income by the U.S. federal statutory rate of 35% is as follows:

U.S. federal tax at statutory rate	$610,266
State taxes, net of federal benefit	82,735
Other	18,289

Provision for income taxes	$711,290

GREENLINE FINANCIAL TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
     The Company has elected the cash basis of accounting for income tax reporting purposes. The following is a summary of the Company’s deferred tax assets and liabilities as of December 31, 2007:

Deferred tax assets:
Net operating loss carryforward	$289,337
Deferred revenue	292,312
Stock-based compensation expense	141,939
Accounts payable and accrued expenses	208,566

Total deferred tax assets	932,154

Deferred tax liabilities:
Accounts receivable	(898,131)
Depreciation	(52,041)
Other	(4,002)

Total deferred tax liabilities	(954,174)

Deferred tax liabilities, net	$(22,020)

     As of December 31, 2007, the Company had a U.S. net operating loss carryforward of $727,983. The Company expects to carryforward the net operating loss carryforward to reduce taxable income in future periods. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. If it is not more likely than not that some portion or all of the gross deferred income tax assets will be realized in future years, a valuation allowance is recorded. The Company believes that it is more likely than not that it will realize the benefit of its deferred income tax assets and has recorded no valuation allowance.
     The Company files U.S. federal and state income tax returns. None of the Company’s tax returns have been subject to audit. The Company does not have any unrecognized tax benefits defined in accordance with FIN 48.
8. Stockholders’ Equity
     As of December 31, 2007, the Company had 9,500,000 authorized shares of voting common stock and 1,000,000 authorized shares of non-voting common stock. Voting common stock entitles the holder to one vote per share of common stock held and is convertible on a one-for-one basis into shares of non-voting stock at any time. Non-voting common stock is also convertible on a one-for-one basis into voting common stock at any time. During 2007, the Company issued 243,056 shares of voting common stock and 173,611 shares of non-voting common stock for aggregate proceeds of $2,000,002. In addition, during 2007, a total of 471,573 shares were converted from voting common stock to non-voting common stock as two of the Company’s stockholders were required to reduce their voting common stock holdings to comply with their internal guidelines.
9. Stock-Based Compensation Plan
     The Company has a stock incentive plan which provides for the grant of up to 4,100,000 stock options to purchase shares of voting common stock as incentives and rewards to encourage employees, consultants and non-employee directors to participate in the long-term success of the Company. As of December 31, 2007, there were 1,037,200 shares available for grant under the stock incentive plan. The Company records stock-based compensation expense for employees in employee compensation and benefits, or in the loss from business to be distributed in the Consolidated Statement of Operations. Stock-based compensation expense was $197,932 in 2007.
     The exercise price of each option granted is equal to a price established by management of the Company on the date of grant. Generally, one-half of an option grant vests in equal annual amounts over five years. The remaining one-half of an option grant begins to vest upon an Initial Public Offering or Change of Control (a “Vesting Event”), as defined, of the Company. One-third of the remaining options vest at the time of the Vesting Event and the balance vest in two equal amounts on the one-year and 18-month anniversary of the Vesting Event. Options expire fifteen years from the date of grant.

GREENLINE FINANCIAL TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
     The fair value of each option award is estimated on the date of grant using a Black-Scholes option pricing model. The Company believes that the use of the Black-Scholes model meets the fair value measurement objectives of SFAS 123R and reflects all substantive characteristics of the instruments being valued. The determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s estimated stock price as well as assumptions regarding a number of variables, including the expected stock price volatility over the term of the awards, the risk-free interest rate and the expected term. Expected volatilities are based on historical volatility of a publicly-traded peer group. The risk-free interest rate is based on U.S. Treasury securities with a maturity value approximating the expected term of the option. The expected term represents the period of time that options granted are expected to be outstanding based on actual and projected employee stock option exercise behavior.
     The following table represents the assumptions used for the Black-Scholes option-pricing model to determine the per share weighted-average fair value for options granted during the year ended December 31, 2007:

Weighted-Average Expected Life (years)	5.0
Weighted-Average Risk-Free Interest Rate	4.5%
Weighted-Average Expected Volatility	42.9%
Weighted-Average Fair Value per Option Granted	$2.45
Dividend Rate	0.0%
     The following table reports stock option activity during the year ended December 31, 2007 and the intrinsic value as of December 31, 2007:

		Weighted-	Remaining
	Number of	Average	Contractual
	Shares	Exercise Price	Term	Intrinsic Value
Outstanding at December 31, 2006	2,847,800	$0.33
Granted	235,000	$5.55
Canceled	(20,000)	$0.84
Exercised	—	$0.00

Outstanding at December 31, 2007	3,062,800	$0.72	11.3	$18,800,315

Exercisable at December 31, 2007	964,320	$0.16	10.8	$6,448,068

Unexercisable at December 31, 2007	2,098,480

     The intrinsic value is the amount by which the estimated price of the Company’s common stock on December 31, 2007 of $6.85 exceeds the exercise price of the stock options multiplied by the number of shares. As of December 31, 2007, the total unrecognized compensation costs related to non-vested stock options was $1,694,734. The unrecognized compensation costs were charged to expense upon the sale of the Company in 2008 (See Note 12).
10. Commitments and Contingencies
     The Company leases office space under non-cancelable lease agreements expiring at various dates through 2016. Minimum rental commitments under such leases are as follows:

Year Ending December 31,	Minimum Rentals
2008	$121,781
2009	124,086
2010	126,391
2011	128,696
2012	131,001
2013 and thereafter	429,883

GREENLINE FINANCIAL TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
     In the normal course of business, the Company enters into contracts that contain a variety of representations, warranties and general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company believes the risk of loss to be remote.
11. Retirement Savings Plan
     The Company offers its employees the opportunity to participate in a defined contribution plan. All full-time employees are eligible to participate in the plan upon completing three months of service. For the year ended December 31, 2007, the Company contributed $66,147 to the plan.
12. Sale of the Company
     In December 2007, the Company executed of letter of intent to be acquired by MarketAxess. On March 5, 2008, the Company and MarketAxess executed a definitive purchase agreement pursuant to which MarketAxess acquired all of the outstanding capital stock of the Company and approximately 10% of the outstanding capital stock of TradeHelm, Inc. (“TradeHelm”), a Delaware corporation that was spun-out from the Company immediately prior to the acquisition. The aggregate consideration paid by MarketAxess to the stockholders of the Company was $35,000,000 in cash and 725,923 shares of MarketAxess common stock valued at $5,775,000, for a total purchase price of $40,775,000. In addition, the stockholders of the Company are eligible to receive up to an aggregate of $3,000,000 in cash, subject to the Company attaining certain targets as set forth in the purchase agreement. The cash portion of the purchase price is subject to a post-closing adjustment based on the net working capital of the Company on the closing date. A total of $2,250,000 of the purchase price has been deposited into escrow accounts to satisfy potential indemnity claims and the post-closing net working capital adjustment. Absent any indemnity claims, the final amounts held in escrow will be distributed to the sellers on March 6, 2009.
      The shares of Common Stock acquired by the selling stockholders of the Company are subject to certain restrictions and cancellation as set forth in restricted stock agreements executed by each selling stockholder of the Company and MarketAxess. Pursuant to each restricted stock agreement, the certificates evidencing the shares of common stock of MarketAxess to be issued to each selling stockholder of the Company shall be held by MarketAxess and released in two equal installments on December 20, 2008 and December 20, 2009, respectively. The value ascribed to the shares was discounted from the market value of MarketAxess’ common stock on the closing date to reflect the non-marketability of such shares during the restriction period.
          Pursuant to the purchase agreement, MarketAxess and the Company first entered into a transaction whereby MarketAxess contributed $4,500,000 of cash to the Company for 10% of the outstanding capital stock of the Company. Next, the Company and TradeHelm entered into a contribution agreement whereby the Company contributed certain assets and $5,750,000 in cash to TradeHelm, and TradeHelm, in turn, issued all of its outstanding equity to the Company. Immediately thereafter, the Company distributed all of the outstanding equity of TradeHelm to the Company’s stockholders, including MarketAxess. TradeHelm, MarketAxess and the other stockholders of TradeHelm have entered into a stockholders agreement to set forth, among other matters, certain understandings regarding the transfer of shares of capital stock of TradeHelm and to provide for the appointment of a director, or observer, as the case may be, nominated by MarketAxess to the TradeHelm board of directors. Concurrent with these transactions, the Board of Directors of the Company terminated the stock incentive plan and cancelled all of the outstanding vested and unvested stock options. In return, option holders received a proportionate amount of the purchase price paid by MarketAxess and options to purchase shares of TradeHelm common stock. In addition, MarketAxess and TradeHelm entered into a transition services agreement in order to facilitate the Company’s ongoing operations, whereby each agreed to provide certain services to the other on the terms and subject to the conditions set forth therein.
     The TradeHelm business consists of certain assets, liabilities and operating activities involved in developing a cross asset algorithmic trading solution. Since the decision was made to spin-out the TradeHelm business prior to December 31, 2007, the assets related to this business have been reflected in the accompanying Consolidated Balance Sheet under the caption “Assets of business to be distributed” and the results of operations have been reflected in the accompanying Consolidated Statement of Operations under the caption “Loss of business to be distributed”. Assets of the business to be distributed consist of the net book value of fixed assets and acquired software development costs of $788,811 and a minority investment in an Argentina-based technology business of $316,502. For the year ended December 31, 2007, the TradeHelm business reported revenues of $279,999 and expenses of $2,703,851.